Exhibit 99.2

FPB FINANCIAL CORP.

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FPB FINANCIAL CORP. (“FPB”) FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 1, 2019, AND ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of FPB, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of common stock of FPB held of record by the undersigned at the Special Meeting of Stockholders to be held at FPB’s office located at 1300 West Morris Avenue, Hammond, Louisiana, on March 1, 2019, at 10:00 a.m., local time, and at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as follows:

1.	Proposal to approve the Agreement and Plan of Merger, dated as of November 6, 2018, by and between The First Bancshares, Inc. (“First Bancshares”) and FPB (the “Merger Agreement”), pursuant to which FPB will merge with and into First Bancshares with First Bancshares as the surviving company (the “Merger”).

	☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Proposal to approve the adjournment of the Special Meeting, if necessary, to a later date or dates if the Board of Directors of FPB determines that such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

The Board of Directors recommends that you vote FOR approval of the Merger Agreement and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of approval of the Merger Agreement. You are encouraged to specify your choices by marking the appropriate boxes above; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy may be revoked at any time before it is exercised.

Shares of Common Stock of FPB will be voted as specified. If you return a signed proxy but no specification is made, shares will be voted FOR approval of the Merger Agreement and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of approval of the Merger Agreement, and otherwise at the discretion of the proxies.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of FPB Financial Corp. called for March 1, 2019, and the accompanying Prospectus/Proxy Statement prior to the signing of this Proxy.

Please be sure to date this Proxy and sign in the box below.	Date
Stockholder sign above	Co-holder (if any) sign above

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▲     Detach above card, sign, date and mail in postage paid envelope provided.      ▲

FPB FINANCIAL CORP.

Please sign this Proxy exactly as your name(s) appear(s) on this Proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE ACT PROMPTLY

MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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